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                                                                  EXHIBIT 3(ii)


                                   BY-LAWS OF
                         ORIENTAL FINANCIAL GROUP INC.


                                   ARTICLE I.

                                  STOCKHOLDERS

         SECTION 1. Place of Meetings. All annual and special meetings of stockholders shall be held at the principal office of the Corporation or at such other place as the Board of Directors may determine.

         SECTION 2. Annual Meeting. A meeting of the stockholders of the Corporation for the election of directors and for the transaction of any other business of the Corporation shall be held annually within 120 days after the end of the Corporation's fiscal year at such date and time within such 120-day period as the Board of Directors may determine. Notwithstanding the aforesaid, the meeting may be held after such 120-day period in the event of extraordinary or special circumstances out of the control of the Corporation.

         SECTION 3. Special Meeting. Special meetings of the stockholders, for any purpose or purposes, may be called at any time by the President or by the Board of Directors, and shall be called by the Chairman of the Board, the President or the Secretary upon the written request of the holders of not less than twenty percent (20%) of the paid-in capital of the Corporation entitled to vote at the meeting. The written request specified above shall state the purpose or purposes of the meeting and shall be delivered at the principal office of the Corporation addressed to the Chairman of the Board, the President or the Secretary.

         SECTION 4. Conduct of Meetings. The Board of Directors shall designate, when present, either the Chairman of the Board or President to preside at stockholders meetings.

         SECTION 5. Notice of Meetings. Notice of all meetings of stockholders shall be mailed to each stockholder of the Corporation at least ten (10) days, but not more than sixty (60) days, prior to the date for each such meeting.

         SECTION 6. Fixing of Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, or
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                                      -2-


stockholders entitled to receive payment of any dividend, or in order to make a determination of stockholders for any other proper purpose, the Board of Directors shall fix in advance a date as the record date for any such determination of stockholders. Such date in any case shall be not more than sixty (60) days nor less than ten (10) days prior to the date on which the particular action, requiring such determination of stockholders, is to be taken. When a determination of stockholders entitled to vote at any meeting of stock holders has been made as provided in this Section 6, such determination shall apply to any adjournment thereof.

         SECTION 7. Voting Lists. At least ten (10) days before each meeting of the stockholders, the officer or agent having charge of the stock transfer books for shares of the Corporation shall make a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. This list of stockholders shall be kept on file at the principal office of the Corporation and shall be subject to inspection by any stockholder at any time during usual business hours for a period of ten (10) days prior to such meeting. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any stockholder during the entire time of the meeting. The original stock transfer book shall constitute prima facie evidence of the stockholders entitled to examine such list or transfer books or to vote at any meeting of stockholders.

         SECTION 8. Quorum; Manner of Acting. (a) A majority of the outstanding shares of the Corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of stockholders. If less than a majority of the outstanding shares is represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice; provided that the date of the adjourned meeting shall not be more than thirty (30) days after the date for which the first meeting was called. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been at the meeting as originally notified. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.
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                                      -3-


                  (b) Except as otherwise provided in the Corporation's Certificate of Incorporation or under applicable law, in all matters other than the election of directors, the affirmative vote of the majority of shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors (which number shall take into account the cumulation as votes as provided in the Corporation s Certificate of Incorporation and Article I,
Section 11 of these By-Laws) . If, at any meeting of the stockholders, due to a vacancy or vacancies or otherwise, directors of more than one class of the Board of Directors are to be elected, each class of directors to be elected at the meeting shall be elected in a separate election by a plurality vote.

         SECTION 9. Proxies. At all meetings of stockholders, a stockholder may vote by proxy executed in writing by the stockholder or by his duly authorized attorney in fact. Proxies solicited on behalf of the management shall be voted as directed by the stockholder or, in the absence of such direction, as determined by a majority of the Board of Directors. Proxies must be filed with the Secretary of the Corporation.

         SECTION 10. Voting of Shares by Certain Holders. Shares standing in the name of another corporation may be voted by any officer, agent or proxy as the by-laws of such corporation may prescribe, or, in the absence of such provision, as the board of directors of such corporation may determine. Shares held by an administrator, executor, guardian or conservator may be voted by him, either in person or by proxy, without a transfer of such shares into his name. Shares standing in the name of a trustee may be voted by him, either in person or by proxy, but no trustee shall be entitled to vote shares held by him without a transfer of such shares into his name. Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his name if authority to do so is contained in an appropriate order of the court or other public authority by which such receiver was appointed.

                  A stockholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.
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         SECTION 11. Cumulative Voting. At each annual meeting of stockholders in which more than one director is being elected, every stockholder entitled to vote at such election shall have the right to vote, in person or by proxy, the number of shares owned by the stockholder for as many persons as there are directors to be elected and for whose election the stockholder has a right to vote, or to cumulate the votes by giving one candidate as many votes as the number of such directors to be elected multiplied by the number of his shares shall equal, or by distributing such votes on the same principle among any number of candidates.

         SECTION 12. Inspector of Election. In advance of any meeting of stockholders, the Board of Directors may appoint any person or persons other than nominees for office as inspectors of election to act at such meeting or any adjournment thereof. Any such appointment shall not be altered at the meeting. If inspectors of election are not so appointed, the Chairman of the Board or the President may, and at the request of not fewer than ten percent (10%) of the votes represented at the meeting shall, make such appointment at the meeting. In case any person appointed as inspector fails to appear or fails or refuses to act, the vacancy may be filled by appointment by the Board of Directors in advance of the meeting or at the meeting by the Chairman of the Board or the President.

                  The duties of such inspectors shall include: determining the number of shares of stock and the voting power of each share, the shares of stock represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies; receiving votes, ballots or consents; hearing and determining all challenges and questions in any way arising in connection with the right to vote; counting and tabulating all votes or consents; determining the result; and such acts as may be proper to conduct the election or vote with fairness to all stockholders.

         SECTION 13. Nominating Committee. The Board of Directors shall act as a nominating committee for selecting the management nominees for election as directors. Except in the case of a nominee substituted as a result of the death or other incapacity of a management nominee, the nominating committee shall deliver written nominations to the Secretary at least twenty (20) days prior to the date of the annual meeting. No nominations for directors except those made by the nominating committee shall be voted upon at the annual meeting unless other nominations by
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                                      -5-


stockholders are made in writing and delivered to the Secretary of the Corporation at least five (5) days prior to the date of the annual meeting. Ballots bearing the names of all the persons nominated by the nominating committee and by stockholders shall be provided for use at the annual meeting. However, if the nominating committee shall fail or refuse to act at least twenty (20) days prior to the annual meeting, nominations for directors may be made at the annual meeting by any stockholder entitled to vote and shall be voted upon.

         SECTION 14. Proposals. At an annual meeting of the stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto) given by or a the direction of the Board of Directors, or (b) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely a stockholder's notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than one hundred twenty days prior to the anniversary date of the mailing of proxy materials by the Corporation in connection with the immediately preceding annual meeting of stockholders of the Corporation or, in the case of the first annual meeting of stockholders of the Corporation, notice by the stockholder must be so delivered or received no later than the close of business on May 31, 1997, notwithstanding a determination by the Corporation to schedule such annual meeting at a date later than October 31, 1997. A stockholder's notice to the Secretary shall set forth as to each matter the stockholder proposes to bring before the annual meeting (i) a brief description of the business desired to be brought before the annual meeting, (ii) the name and address, as they appear on the Corporation's books, of the stockholder proposing such business, (iii) the class and number of shares of the Corporation which are beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such business. The chairman of an annual meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Article I, Section 14, and if he should so determine, he shall so declare to the meeting and any such business not properly brought before the meeting shall not be
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                                      -6-


transacted. This provision is not a limitation on any other applicable laws and regulations.


                                  ARTICLE II.

                               BOARD OF DIRECTORS

         SECTION 1. General Powers. The business and affairs of the Corporation shall be under the direction of the Board of Directors. The Board of Directors shall annually elect a Chairman of the Board and a President from among its members and shall designate, when present, either the Chairman of the Board or the President to preside at its meetings.

         SECTION 2. Classification and Term. The Board of Directors shall be divided into three classes as nearly equal in number as possible. The term of office of the initial directors shall be as follows: the term of directors of the first class shall expire at the first annual meeting of stockholders after the effective date of the Corporation's Certificate of Incorporation; the term of office of the directors of the second class shall expire at the second annual meeting of stockholders after the effective date of the Corporation's Certificate of Incorporation; and the term of office of the third class shall expire at the third annual meeting of stockholders after the effective date of the Corporation's Certificate of Incorporation; and as to directors of each class, when their respective successors are elected and qualified. At each annual meeting of stockholders, directors elected to succeed those whose terms are expiring shall be elected for a term of office to expire at the third succeeding annual meeting of stockholders and when their respective successors are elected and qualified. No director shall be elected or re-elected, as the case may be, after attaining the age of seventy-one (71). The term of a director shall end upon attaining the age of seventy-one (71). The Board of Directors shall elect a replacement to serve the remainder of his or her term as director.

         SECTION 3. Number of Directors. The Board of Directors shall consist of such number of directors as established from time to time by a vote of a majority of the Board of Directors, provided that no decrease in the number of directors shall have the effect of shortening the term of any incumbent director.

         SECTION 4. Meetings. All meetings of the Board of Directors may be held within and without Puerto Rico.
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                                      -7-


         SECTION 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the Chairman of the Board, the President or one-third of the directors, and at such place as the person calling the meeting shall designate.

         SECTION 6. Notice. Written notice of any special meeting shall be given to each director at least two (2) days previous thereto if delivered personally or by telegram or at least five (5) days previous thereto if delivered by mail at the address at which the director is most likely to be reached. Such notice shall be deemed to be delivered when deposited in the U.S. mail so addressed, with postage thereon prepaid if mailed or when delivered to the telegraph company if sent by telegram. Any director may waive notice of any meeting by a writing filed with the Secretary. The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting of the Board of Directors need be specified in the notice or waiver of notice of such meeting.

         SECTION 7. Quorum. A majority of the directors shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the directors present may adjourn the meeting from time to time. Notice of any adjourned meeting shall be given in the same manner as prescribed by
Section 6 of this Article II.

         SECTION 8. Manner of Acting. The act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors, unless a greater number is prescribed by applicable laws or regulations or by these By-laws.

         SECTION 9. Resignation. Any director may resign at any time by sending a written notice of such resignation to the principal office of the Corporation addressed to the Chairman of the Board or the President. Unless otherwise specified therein, such resignation shall take effect upon receipt thereof by the Chairman of the Board or the President.
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                                      -8-


         SECTION 10. Vacancies. All vacancies in the Board of Directors shall be filled in the manner provided in the Corporation's Certificate of Incorporation.

         SECTION 11. Removal of Directors. Directors may be removed in the manner provided in the Corporation's Certificate of Incorporation.

         SECTION 12. Action by Directors Without a Meeting. Any action required or which may be taken at a meeting of the directors, or of a committee thereof, may be taken without a meeting if a consent in writing, setting forth the action so taken or to be taken, shall be signed by all of the directors, or all of the members of the committee, as the case may be, and such consents are filed with the minutes of proceedings of the Board of Directors or committee, as the case may be. Such consent shall have the same effect as a unanimous vote.

         SECTION 13. Action by Directors by Communications Equipment. Any action required or which may be taken at a meeting of directors, or of a committee thereof, may be taken by means of a conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other at the same time.

         SECTION 14. Compensation. The Board of Directors may fix, from time to time, a reasonable fee to be paid to each director for his or her services in attending meetings of the Board of Directors or of any authorized committee. The Board of Directors may also provide that such compensation as it deems reasonable shall be paid to any or all of its members for services rendered to the Corporation other than attendance at meetings of the Board of Directors or its committees.


                                  ARTICLE III.

                         EXECUTIVE AND OTHER COMMITTEES

         SECTION 1. Appointment. The Board of Directors, by resolution adopted by a majority of the full Board, may, from time to time appoint, any number of committees, composed of one (1) or more directors and such other administrative and executive officers as the Board may determine.

         SECTION 2. Authority. These committees shall and may exercise those powers that the Board of Directors may so
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                                      -9-


delegate and shall have the name or names that from time to time the Board of Directors may determine by resolution.

         SECTION 3. Minutes, Reports. Minutes shall be kept of all meetings of the committees. The minutes of each meeting, together with such reports in writing as may be required to fully explain any business or transactions, shall be submitted to the Board of Directors at the next regular session after each meeting. The Board of Directors shall approve or disapprove the minutes and/or reports and record such action in the minutes of the meeting.

         SECTION 4. Appointment, Term of Office. Members of the committees shall be appointed by the Board for such term as the Board may determine, and all members of the committees shall serve at the pleasure of the Board.

         SECTION 5. Quorum. A majority of the members of any committee shall constitute a quorum. A majority of the votes cast shall decide every question or matter submitted to a committee.


                                  ARTICLE IV.

                                    OFFICERS

         SECTION 1. Positions. The officers of the Corporation shall be a President, one or more Vice Presidents, a Secretary and a Treasurer, each of whom shall be elected by the Board of Directors. The Board of Directors may also designate the Chairman of the Board as an officer. The Board of Directors may designate one or more Vice Presidents as Executive Vice President or Senior Vice President. The Board of Directors may also elect or authorize the appointment of such other officers as the business of the Corporation may require. The officers shall have such authority and perform such duties as the Board of Directors may from time to time authorize or determine. In the absence of action by the Board of Directors, the officers shall have such powers and duties as generally pertain to their respective offices.

         SECTION 2. Election and Term of Office. The officers of the Corporation shall be elected annually at the first meeting of the Board of Directors held after the annual meeting of the stockholders.
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                                     -10-


                  If the election of officers is not held at such meeting, such election shall be held as soon thereafter as possible. Each officer shall hold office until a successor has been duly elected and qualified or until the officer's death, resignation or removal in the manner hereinafter provided. Election or appointment of an officer, employee or agent shall not of itself create contractual rights. The Board of Directors may authorize the Corporation to enter into an employment contract with any officer in accordance with regulations of the Board; but no such contract shall impair the right of the Board of Directors to remove any officer at any time in accordance with Section 3 of this Article IV.

         SECTION 3. Removal. Any officer may be removed by the Board of Directors whenever, in its judgment, the best interests of the Corporation will be served thereby, but such removal, other than for cause, shall be without prejudice to the contractual rights, if any, of the person so removed.

         SECTION 4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or otherwise, may be filled by the Board of Directors for the unexpired portion of the term.

         SECTION 5. Remuneration. The remuneration of the officers shall be fixed from time to time by the Board of Directors.


                                   ARTICLE V.

                     CONTRACTS, LOANS, CHECKS AND DEPOSITS

         SECTION 1. Contracts. To the extent permitted by applicable laws and regulations, and except as otherwise prescribed by these By-laws with respect to certificates for shares, the Board of Directors may authorize any officer, employee or agent of the Corporation to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Such authority may be general or confined to specific instances.

         SECTION 2. Loans. No loans shall be contracted on behalf of the Corporation and no evidence of indebtedness shall be issued unless authorized by the Board of Directors. Such authority may be general or confined to specific instances.
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                                     -11-


         SECTION 3. Checks, Drafts. All checks, drafts or other orders for the payment of money, notes and other evidences of indebtedness issued in the name of the Corporation shall be signed by one or more officers, employees or agents of the Corporation in such manner as shall from time to time be determined by the Board of Directors.

         SECTION 4. Deposits. All funds of the Corporation not otherwise employed shall be deposited from time to time to the credit of the Corporation in any one of its authorized depositories as the Board of Directors select.


                                  ARTICLE VI.

                          STOCK AND STOCK CERTIFICATES

         SECTION 1. Transfer. Shares of stock shall be transferable on the books of the Corporation, and a transfer book shall be kept in which all transfer of stock shall be recorded. Every person becoming a stockholder by such transfer shall, in proportion to his or her shares, succeed to all rights and liabilities of the prior holder of such shares.

         SECTION 2. Stock Certificates. Certificates of stock shall bear the signature of the Chairman, the President or any Vice President (which may be engraved, printed or impressed), and shall be signed manually or by facsimile process by the Secretary or an Assistant Secretary, or any other officer appointed by the Board of Directors for that purpose, to be known as an Authorized Officer, and the seal of the Corporation shall be engraved thereon.

         SECTION 3. Owner of Record, Attachment, Pledge. Shares of stock are transferable by all means recognized by law, if there is no attachment levied against them under competent authority, but as long as the transfer is not signed and recorded in the transfer books the Corporation shall be entitled to consider as owner thereof the party who appears as such in said books.

         SECTION 4. Lost or Destroyed Stock Certificates. In the event any certificate of stock shall be lost or destroyed the Board may order a new certificate to be issued in its place upon receiving such proof of loss and such bond of indemnity therefore as may be satisfactory to the Board of Directors. New certificates may be issued without requiring any bond when in the judgment of the Board it is proper to do so.
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                                     -12-


         SECTION 5. Transfer Agent. The Board of Directors may designate any person, whether or not an officer of the Corporation, as stock transfer agent or registrar of the Corporation with respect to Stock Certificates or other securities issued by the Corporation.


                                  ARTICLE VII.

                      INDEMNIFICATION, ETC. OF DIRECTORS,
                         OFFICERS, EMPLOYEES AND AGENTS

         SECTION 1.  Indemnification.

                  (a) The Corporation shall indemnify, to the fullest extent authorized by the General Corporation Law of the Commonwealth of Puerto Rico, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a matter he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, provided that the Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding effected without its prior written consent or any action, suit or proceeding initiated by any person seeking indemnification hereunder without its prior written consent. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

                  (b) The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee, or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable for negligence or misconduct in the performance of his duty to the Corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expense which such court shall deem proper.

                  (c) To the extent that a director, officer, employee, or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section 1(a) or
Section 1(b) of this Article VII, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.

                  (d) Any indemnification under Section 1(a) or Section 1(b) of this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth therein. Such determination shall be made (a) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

                  (e) The Corporation shall not be liable for any amounts which may be due to any person in connection with a settlement of any action, suit or proceeding initiated by any person seeking indemnification under this
Article VII without its prior written consent.

         SECTION 2. Advancement of Expenses. Reasonable expenses (including attorneys' fees) incurred in defending a civil or criminal action, suit or proceeding described in Section 1 of this Article VII may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding as authorized by the Board of Directors in the specific case upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he is entitled to be indemnified by the Corporation as authorized in this Article VII.

         SECTION 3. Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any statute, by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to actions in their official capacity and as to actions in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

         SECTION 4. Insurance. By action of its Board of Directors, notwithstanding any interest of the directors in the action, the Corporation may purchase and maintain insurance, in such amounts as the Board of Directors deems appropriate, on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the written request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or would be required to indemnify him against such liability under the provisions of this Article VII or of the General Corporation Law of the Commonwealth of Puerto Rico, or of the laws of any other State or political dependency of the United States or foreign country as may be applicable.

         SECTION 5. Modification. The duties of the Corporation to indemnify and to advance expenses to a director, officer, employee or agent provided in this Article VII shall be in the nature of a contract between the Corporation and each such person, and no amendment or repeal of any provision of this
Article VII shall alter, to the detriment of such person, the right of such person to the advance of expenses or indemnification related to a claim based on an act or failure to act which took place prior to such amendment or repeal.


                                 ARTICLE VIII.

                                 CORPORATE SEAL

         The corporate seal of the Corporation shall be in such form and bear such inscription as may be adopted by resolution of the Board of Directors, or by usage of the officers on behalf of the Corporation.


                                  ARTICLE IX.

                            MISCELLANEOUS PROVISIONS

         SECTION 1. Fiscal Year. The fiscal year of the Corporation shall be from July 1 of each year to June 30 of the following year.

         SECTION 2. Dividends. The Board of Directors may from time to time declare, and the Corporation may pay dividends in cash or in shares of the capital stock of the Corporation, in the manner and upon the terms and conditions provided by applicable laws and regulations.

         SECTION 3. Conflict with New Laws. The provisions of these By-laws in conflict with any and all new statutes shall become revoked without affecting the validity of the remaining provisions hereof.

         SECTION 4. Books and Records. The Corporation shall keep correct and complete books and records of account and shall keep minutes and proceedings of its stockholders and Board of Directors (including committees thereof). Any books, records and minutes may be in written form or any other form capable of being converted to written form within a reasonable time.